Exhibit 99.1

                        WERNER ENTERPRISES, INC.
                           14507 Frontier Road
                             P. O. Box 45308
                         Omaha, Nebraska  68145


FOR IMMEDIATE RELEASE                Contact:  Robert E. Synowicki, Jr.
---------------------                      Executive Vice President and
                                              Chief Information Officer
                                                         (402) 894-3000

                                                         John J. Steele
                                          Vice President, Treasurer and
                                                Chief Financial Officer
                                                         (402) 894-3000


                  WERNER ENTERPRISES ANNOUNCES OPENING
                        OF LAREDO, TEXAS TERMINAL

Omaha, Nebraska, May 18, 2001:
-----------------------------

     Werner Enterprises, Inc. (Werner), one of the nation's largest truckload transportation companies, today announced the opening of a full service international terminal in Laredo, Texas.

     "The opening of this facility is a milestone in Werner Enterprises' continued commitment to the NAFTA marketplace. With current volumes approaching 60,000 border crossings on an annualized basis, we are very pleased with the rapid growth of our business to and from Mexico. We remain confident that trade will continue to grow throughout the NAFTA region, and this terminal signifies the importance of this business to our company and our desire to remain a leader in international transportation," said Chairman and Chief Executive Officer, Clarence (C.L.) Werner.

      Werner Enterprises provides through trailer service to and from Mexico as well as the Southern provinces of Canada. In addition to the Laredo facility, Werner Enterprises operates offices in Monterrey, Guadalajara, Mexico City and Queretaro, Mexico via its subsidiary Werner de Mexico. Along the U.S.-Mexico border Werner has on-going operations in El Paso, TX; Nogales, AZ; Calexico, CA; and Otay Mesa, CA. At every location the bilingual, experienced staff offer a winning combination of expertise and technology to streamline the international supply chain.

      The 55-acre Laredo terminal is capable of providing maintenance, safety and customer service functions including load tracing to and through the border of Mexico. The Laredo facility is the ninth "full service" terminal for the company and, upon completion of future expansion plans, will represent the largest outside terminal in the Werner network. Rounding out the Werner network are terminals located in Springfield, OH; Allentown, PA; Atlanta, GA; Dallas, TX; Phoenix, AZ;

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Denver,  CO;  and Los Angeles, CA.  The company has offices and  various other limited facilities located throughout North America.

       Werner Enterprises is a full-service transportation company providing truckload services throughout the 48 states, portions of Canada and Mexico. C.L. Werner founded the Company in 1956. Werner is one of the nation's largest truckload carriers with a fleet of 7,625 trucks and 19,860 trailers.

      Werner Enterprises' common stock is traded on The Nasdaq Stock Market under the symbol WERN. The Werner Enterprises web site address is www.werner.com. Recently the Company updated its web site, including the Investor Relations section. If you are interested in keeping current with the Company's news releases or SEC filings, you can obtain automatic Internet e-mail alerts by going to www.werner.com, clicking on Investor Relations (upper right hand corner), clicking on e-mail alerts (lower left hand corner), entering your e-mail address, and completing the registration information.

     Note: This press release contains forward-looking statements which are based on information currently available. Actual results could differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in Item 7 of the Company's Annual Report on Form 10-K for the year ended December 31, 2000. The Company assumes no obligation to update any forward-looking statement to the extent it becomes aware that it will not be achieved for any reason.